                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           ZOLTEK COMPANIES, INC.
              (Name of Registrant as Specified in Its Charter)

              THE BOARD OF DIRECTORS OF ZOLTEK COMPANIES, INC.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                  1) Title of each class of securities to which
                     transaction applies: N/A

                  2) Aggregate number of securities to which
                     transaction applies: N/A

                  3) Per unit price or other underlying value of
                     transaction computed pursuant to Exchange Act
                     Rule 0-11: N/A

                  4) Proposed maximum aggregate value of transaction:
                     N/A

                  5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid: N/A

                  2) Form, Schedule or Registration Statement No.: N/A

                  3) Filing Party: N/A

                  4) Date Filed: N/A


                                                               [ZOLTEK logo]






                              January 25, 2005

DEAR FELLOW SHAREHOLDERS:

                  Our Annual Meeting of Shareholders will be held at the Sheraton Westport Chalet, 191 Westport Plaza, St. Louis, Missouri at 10:00 a.m., local time, on Tuesday, February 22, 2005. The Meeting will be held in the Zurich Ballroom and complimentary parking is available in Parking Garage
A. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

                  We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, we request that you date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                      Sincerely,

                                      /s/ Zsolt Rumy

                                      ZSOLT RUMY
                                      Chairman of the Board, President,
                                        Chief Executive Officer and Secretary


 Zoltek Companies, Inc. o 3101 McKelvey Rd. o St. Louis, Missouri 63044 (USA)
                        o 314/291-5110 o 314/291-8536




                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FEBRUARY 22, 2005

Dear Shareholder:

                  The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the Sheraton Westport Chalet, 191 Westport Plaza, St. Louis, Missouri on Tuesday, February 22, 2005, at 10:00 a.m., local time, for the following purposes:

                  1. To elect two Class III directors to hold office for a term of three years.

                  2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

                  These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on January 14, 2005 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                     By order of the Board of Directors,

                                     /s/ Zsolt Rumy

                                     ZSOLT RUMY
                                     Chairman of the Board, President,
                                       Chief Executive Officer and Secretary

January 25, 2005


                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044

                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FEBRUARY 22, 2005

                              -----------------

                             GENERAL INFORMATION

                  This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Sheraton Westport Chalet, 191 Westport Plaza, St. Louis, Missouri at 10:00 a.m., local time, on Tuesday, February 22, 2005, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about January 25, 2005.

                  The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                  Only shareholders of record at the close of business on January 14, 2005 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 16,453,481 shares of the Company's common stock, $.01 par value ("Common Stock"), issued and outstanding.

                  Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be valid. A quorum will be attained if holders of a majority of the Common Stock issued and outstanding on the record date are present at the Annual Meeting in person or by proxy. After a quorum has been established, the two nominees receiving the most votes will be elected. Except as otherwise required by the Company's Restated Articles of Incorporation or applicable law, approval of any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting.

                                     1


                  Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against on other matters submitted to the shareholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following table includes information as to the only persons known to management of the Company to beneficially own 5% or more of the Company's outstanding Common Stock as of January 14, 2005:

                                                  Number of Shares         Percent of Outstanding
Name and Address of Beneficial Owner            Beneficially Owned(1)          Common Stock(2)
------------------------------------            ---------------------      ----------------------

Zsolt Rumy                                           6,407,501(3)                    37.3%
3101 McKelvey Road
St. Louis, Missouri 63044

Omicron Master Trust                                 3,236,112(4)                     9.9
810 Seventh Avenue, 39th Floor
New York, New York 10019

Midsummer Investment Ltd.                            1,087,964(5)                     6.3
485 Madison Avenue, 23rd Floor
New York, New York 10022

--------

(1) The listed persons have sole voting and investment power with respect to the reported shares.

(2) The percentage calculation is based upon 16,453,481 shares of the Company's Common Stock that were issued and outstanding as of January 14, 2005 and the number of shares subject to options, warrants or conversion rights exercisable by such person within 60 days of January 14, 2005.

(3) Total includes (a) an aggregate of 225,000 shares subject to presently exercisable stock options, (b) an aggregate of 403,269 shares deemed to be beneficially owned by Mr. Rumy by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 74,032 shares subject to presently exercisable warrants to purchase Common Stock.

(4) Includes (a) an aggregate of 2,532,222 shares as deemed to be beneficially owned by virtue of the right to convert into Common Stock certain convertible debentures and convertible notes issued by the Company, and (b) an aggregate of 703,890 shares subject to presently exercisable warrants to purchase Common Stock. Pursuant to the terms of the convertible debentures, convertible notes and warrants held by Omnicron Master Trust, the number of shares of Common Stock which may be acquired upon conversion of the convertible debentures and convertible notes and upon exercise of the warrants is limited to an amount, when combined with all of shares of Common Stock beneficially owned by Omnicron Master Trust, equal to not more than 9.9% of the total number of issued and outstanding shares of Common Stock. Omnicron Master Trust disclaims beneficial ownership of any Common Stock in excess of such amount.

                                     2


(5) Includes (a) an aggregate of 620,370 shares as deemed to be beneficially owned by virtue of the right to convert into Common Stock certain convertible debentures and convertible notes issued by the Company and (b) an aggregate of 227,599 shares subject to presently exercisable warrants to purchase Common Stock. Pursuant to the terms of the convertible debentures, convertible notes and warrants held by Midsummer Investment Ltd., the number of shares of Common Stock which may be acquired upon conversion of the convertible debentures and convertible notes and upon exercise of the warrants is limited to an amount, when combined with all of shares of Common Stock beneficially owned by Midsummer Investment Ltd., equal to not more than 9.9% of the total number of issued and outstanding shares of Common Stock. Midsummer Investment Ltd. disclaims beneficial ownership of any Common Stock in excess of such amount.

                        ITEM 1. ELECTION OF DIRECTORS

                  Two individuals will be elected at the Annual Meeting to serve as Class III directors of the Company for a term of three years. The two nominees receiving the greatest number of votes at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

                  The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Zsolt Rumy and Charles A. Dill as Class III directors, except as otherwise directed by the shareholder on the Proxy Card. Messrs. Rumy and Dill are currently directors of the Company. If for any reason Mr. Rumy or Mr. Dill becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors.

                  The Board of Directors recommends a vote "FOR" the election of Zsolt Rumy and Charles A. Dill as Class III directors.

                  The name, age, principal occupation or position and other directorships with respect to Messrs. Rumy and Dill and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

    CLASS III - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2008

                  Zsolt Rumy, age 62, is the founder of the Company and has served as its Chairman, Chief Executive Officer and President and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Process Engineer and Industrial Marketing Manager for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company.

                  Charles A. Dill, age 65, has served as a Director of the Company since 1992. Since 1995, he has been a general partner of Gateway Associates, L.P., a venture capital management firm. He served as Chief Executive Officer of Bridge Information Systems, Inc. (a provider of online data and systems to institutional investors) from 1992 to 1995. Mr. Dill serves as a director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company, Incorporated (a securities brokerage and investment banking firm) and Transact Technologies Incorporated (a manufacturer of transaction-based printers), as well as several private venture-funded companies.

                 CLASS I - TO CONTINUE IN OFFICE UNTIL 2006

                  John L. Kardos, age 65, has served as a Director of the Company since 1992. For more than the past six years, he has been Lopata Professor of Chemical Engineering at Washington University, St. Louis, Missouri. From fiscal 2000 to 2003, Dr. Kardos served as a consultant to the Company on a

                                     3


part-time basis to assist the Company in evaluating technology matters. From 1971 to 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University. He also served as Chairman of the Department of Chemical Engineering of Washington University from 1991 to 1998.

                  Linn H. Bealke, age 60, has served as a Director of the Company since 1992. For more than five years prior to October 2002, he was President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank). In October 2002, Mississippi Valley Bancshares, Inc. was merged into Marshall and Ilsley Corporation. Mr. Bealke continued to serve as Vice Chairman of Southwest Bank of St. Louis until his retirement in December 2004.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2007

                  James W. Betts, age 67, has served as a Director of the Company since 1992. In 2000, he retired as Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products) in which capacity he had served for more than the preceding five years.

                  John F. McDonnell, age 66, has served as a Director of the Company since 1999. Mr. McDonnell has been engaged in civic and private investment activities since his retirement as Chairman of the Board of McDonnell Douglas Corporation in 1997. From 1962 to 1997, Mr. McDonnell held various positions with McDonnell Douglas Corporation, including Chairman of the Board from 1994 to 1997 and Chairman and Chief Executive Officer from 1988 to 1994. Mr. McDonnell also serves as a director of The Boeing Company (an aerospace company), BJCHealthCare, Barnes-Jewish Hospital, the Donald Danforth Plant Science Center and Vice Chairman of the Board and Life Trustee of Washington University.

                      BOARD OF DIRECTORS AND COMMITTEES

                  During the fiscal year ended September 30, 2004, the Board of Directors of the Company met seven times. The Board has determined that each of Messrs. Bealke, Betts, Dill, Kardos and McDonnell qualify as independent directors in accordance with the listing standards and rules of the Nasdaq Stock Market, Inc. ("Nasdaq"). The Board has a standing Audit Committee and Compensation Committee. Each director attended not less than 75% or more of the aggregate number of meetings of the Board of Directors and committees of which such director was a member during fiscal 2004. It is the Company's policy to strongly encourage its Board members to attend the annual meeting of shareholders. At the last Annual Meeting, all of the current directors were in attendance with the exception of Linn H. Bealke and John L. Kardos.

                  The members of the Audit Committee are Messrs. Betts, Dill and McDonnell, all of whom are considered independent under the listing standards of Nasdaq. Mr. Dill serves as the Audit Committee's financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met four times in fiscal 2004.

                  The Compensation Committee is comprised of Messrs. Betts and Dill, each of whom is considered independent under the listing standards of Nasdaq. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan.

                                     4


Members of the Compensation Committee consulted informally with each other and with members of management from time to time in fiscal 2004.

                  Nominees for director are recommended for selection by the Board of Directors by a majority of the independent directors. In light of the number of independent directors and the lack of nominations by shareholders in the past, the Board of Directors has not adopted a formal nominating committee or nominating committee charter. The independent directors will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director at a shareholders meeting must submit a proposal as described under "Proposals of Shareholders" and furnish certain information about the proposed nominee. The notice submission should include information on the candidate for director, including the proposed candidate's name, age, business address, residence address, principal occupation or employment for the previous five years, and class or series and number of shares of the Company's Common Stock owned beneficially or of record. In considering a potential nominee for the Board, shareholders should note that the rules of Nasdaq require that a majority of the Board of Directors be independent, as defined by Nasdaq rules. Further, the candidates should evidence: personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; broad training and experience at the policy-making level in business, government or community organizations; expertise that is useful to the Company and complementary to the background and experience of other Board members; willingness to devote a required amount of time to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board over a period of several years to develop knowledge about the Company, its strategy and its principal operations; willingness to represent the best interests of all constituencies and objectively appraise management performance; and involvement in activities or interests that do not create a conflict with the director's responsibilities to the Company. The notice submission should be addressed to the Company's Board of Directors, c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

                  Shareholders who desire to communicate with members of the Board should send correspondence addressed to Board of Directors, c/o Zoltek Companies, Inc. 3101 McKelvey Road, St. Louis, Missouri 63044. All appropriate shareholder correspondence is forwarded directly to the members of the Board of Directors. The Company does not, however, forward sales or marketing materials or correspondence not clearly identified as shareholder correspondence.

                               DIRECTORS' FEES

                  Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock. In addition, newly elected directors who are not also employees also receive an initial grant of options to purchase 7,500 at the time of their election. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the

                                     5


expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.

                      SECURITY OWNERSHIP BY MANAGEMENT

                  The following table indicates, as of January 14, 2005, the beneficial ownership of the Company's Common Stock by each director of the Company, each nominee for election as a director of the Company, the executive officers and former executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                                     Number of Shares
Name of Beneficial Owner                                            Beneficially Owned        Percent of Class(1)
------------------------                                            ------------------        -------------------

Zsolt Rumy                                                              6,407,501(2)                 37.3%
Kevin Schott                                                                1,666(3)                     *
Linn H. Bealke                                                            466,115(4)                  2.8%
James W. Betts                                                            100,000(5)                     *
Charles A. Dill                                                           262,655(6)                  1.6%
John F. McDonnell                                                         674,301(7)                  4.0%
John L. Kardos                                                             77,500(8)                     *
All directors and executive officers as a group (7 persons)             7,989,738(9)                 43.3%

--------

 *   Less than one percent

(1) Based upon 16,453,481 shares of the Company's Common Stock issued and outstanding as of January 14, 2005 and, for each director or executive officer or the group, the number of shares subject to options, warrants or conversion rights that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of January 14, 2005.

(2) Includes (a) 225,000 shares subject to presently exercisable stock options, (b) an aggregate of 403,269 shares as deemed to be beneficially owned by Mr. Rumy by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and
     (c) an aggregate of 74,032 shares subject to presently exercisable warrants to purchase Common Stock.

(3)  Includes 1,666 shares subject to presently exercisable stock options.

(4) Includes (a) 45,000 shares subject to presently exercisable stock options, (b) an aggregate of 285,715 shares deemed to be beneficially owned by Mr. Bealke by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 50,000 shares subject to presently exercisable warrants to purchase Common Stock.

(5)  Includes 75,000 shares subject to presently exercisable stock options.

(6) Includes (a) 67,500 shares subject to presently exercisable stock options, (b) an aggregate of 124,480 shares deemed to be beneficially owned by Mr. Dill by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 28,977 shares subject to presently exercisable warrants to purchase Common Stock.

(7) Includes (a) 45,000 shares subject to presently exercisable stock options, (b) an aggregate of 403,269 shares deemed to be beneficially owned by Mr. McDonnell by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 74,032 shares subject to presently exercisable warrants to purchase Common Stock.

(8)  Includes 75,000 shares subject to presently exercisable stock options.

                                     6


(9) Includes (a) 534,166 shares subject to presently exercisable stock options, (b) an aggregate of 1,216,733 shares deemed to be beneficially owned by the named person by virtue of the right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 227,041 shares subject to presently exercisable warrants to purchase Common Stock.

                     COMPENSATION OF EXECUTIVE OFFICERS

                  For the fiscal years ended September 30, 2004, 2003 and 2002, the following table sets forth summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and Chief Financial Officer, who were the only executive officers or former executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2004.

                                                                                Long Term
                                                                              Compensation
                                                    Annual                  ----------------
                                                 Compensation                  Securities
                                                 ------------                  Underlying
Name and Principal Position                  Year       Salary($)            Options/SARs(#)
---------------------------                  ----       ---------           ----------------
Zsolt Rumy                                   2004       $225,000                   --/--
Chairman of the Board, President             2003       $225,000                   --/--
and Chief Executive Officer                  2002       $237,500               75,000/--

Kevin Schott                                 2004       $202,083(1)            40,000/--
Chief Financial Officer

--------

(1) Mr. Schott became the Company's CFO as of March 1, 2004; prior to that date he was a consultant for the Company as acting CFO. Included in his compensation for fiscal 2004 is $100,000 in fees paid to him prior to March 1, 2004.

                      OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth information concerning stock option grants made in the year ended September 30, 2004, to the executive officers named in the Compensation of Executive Officers Table.

                                                 INDIVIDUAL GRANT
                         ---------------------------------------------------------
                                          PERCENT OF                                  POTENTIAL REALIZABLE VALUE
                           NUMBER OF     TOTAL OPTIONS                                 AT ASSUMED ANNUAL RATES
                          SECURITIES      GRANTED TO                                 OF STOCK PRICE APPRECIATION
                          UNDERLYING     EMPLOYEES IN     EXERCISE OR                     FOR OPTION TERM(3)
                            OPTIONS         FISCAL        BASE PRICE    EXPIRATION     -----------------------
    NAME                 GRANTED(#)(1)      YEAR(%)         ($/SH)        DATE(2)        5%($)          10%($)
    ----                 -------------      -------         ------        -------        -----          ------
Zsolt Rumy                     --             --              --            --            --              --
Kevin Schott                 40,000          100%            5.67       02/06/2014     142,400         361,460

--------

(1) The options become exercisable with respect to one-sixth of the total option shares on the first anniversary of the date of grant, one-third of the total option shares on the second anniversary of the date of grant, and the remainder of the options become exercisable on the third anniversary of the date of grant.

(2) The options expire on the earlier of: ten years after grant; three months after termination of employment, except in the case of retirement, death or total disability; or 12 months after termination of employment in the case of retirement, death or total disability.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in the price of the

                                     7


     Common Stocks. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                  The following table sets forth information concerning the number of exercisable and unexercisable stock options at September 30, 2004, as well as the value of such stock options having an exercise price lower than the last reported trading price on September 30, 2004 ("in-the-money" options) held by the executive officers and former executive officer named in the Summary Compensation Table. No stock options were exercised by such individuals during the 2004 fiscal year.

                                                     Number of Securities              Value of Unexercised
                                                    Underlying Unexercised            In-The-Money Options at
                                                 Options at Fiscal Year-End(#)         Fiscal Year-End($)(1)
Name                                              Exercisable/Unexercisable          Exercisable/Unexercisable
----                                              -------------------------          -------------------------

Zsolt Rumy.................................               225,000/--                         $907,500/--

Kevin Schott...............................              1,666/48,334                     $10,145/$179,554

--------

(1) Based on a price per share of $8.89, being the last reported trading price before the fiscal year end.

                                     8


                    REPORT OF THE COMPENSATION COMMITTEE
                      REGARDING EXECUTIVE COMPENSATION

                  The Company's executive compensation policy is established by the Compensation Committee of the Board of Directors and is administered by the Company's management. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through achievement of the Company's long-term strategy, earnings growth and the prudent management of the Company's business.

                  In determining the appropriate level of executive compensation in fiscal 2004, the Committee considered the Company's financial results during the period and management's continuing efforts over the past several years in achieving the Company's goal of building long-term shareholder value through the commercialization of carbon fibers. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole. Components of the Company's executive compensation policy in fiscal 2004 consisted of base salary, non-cash benefits and long-term compensation. In determining its policy, the Committee also considered the accomplishments of management in fiscal 2004 toward the Company's long-term strategic plan.

                  The Company's long-term incentive compensation program consists of stock option grants to the Company's executives, which grants have been linked to the strategic plan to become the world's leading commercial carbon fiber producer. Each of such grants include provisions pursuant to which such options vest. During fiscal 2004, stock options were granted to new employees joining the Company as well as to existing employees.

                  In considering the advisability of paying short-term compensation for fiscal 2004, the Committee determined that, while significant contributions were made by executive management during fiscal 2004 toward the Company's strategic plan, no cash bonuses should be paid to executive officers for fiscal 2004 due to the Company's net loss for the year.

                  Mr. Rumy's base salary was $275,000 from October 1, 2001 to January 1, 2002. At Mr. Rumy's suggestion and in connection with the cost reduction initiatives recently undertaken by the Company, Mr. Rumy's annual base salary was reduced to $225,000 effective January 1, 2002 and has remained at that level through fiscal 2004. Mr. Rumy's base salary remains below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy's background and responsibilities. Mr. Rumy did not receive a bonus for fiscal 2004.

                  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

                  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions

                                     9


based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

      SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                    CHARLES A. DILL       JAMES W. BETTS

                      REPORT OF THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS

                  The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was amended and restated by the Board of Directors on December 6, 2003. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Board of Directors has determined that the members of the Audit Committee are independent within the meaning of the listing standards of Nasdaq.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Audit Committee met four times during fiscal 2004.

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.

         SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
       JAMES W. BETTS        CHARLES A. DILL        JOHN F. MCDONNELL

                                     10


                              PERFORMANCE GRAPH

                  The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index and the Russell 2000 Index for the five-year period from September 30, 1999 to September 30, 2004.


                            [Performance Graph]


                                 ASSUMES $100 INVESTED ON SEPTEMBER 30, 1999 IN
                                      ZOLTEK COMPANIES, INC. COMMON STOCK,
                                        THE NASDAQ INDUSTRIAL INDEX AND
                                             THE RUSSELL 2000 INDEX

----------------------------------------------------------------------------------------------------------------

                                     9/30/99      9/30/00       9/30/01      9/30/02       9/30/03      9/30/04
----------------------------------------------------------------------------------------------------------------
Zoltek Companies, Inc.                100.00        98.44         35.63        22.38         35.00       112.25
----------------------------------------------------------------------------------------------------------------
NASDAQ Industrial Index               100.00       127.17         67.76        58.13         86.86       104.32
----------------------------------------------------------------------------------------------------------------
The Russell 2000 Index                100.00       125.84        129.72       124.97        161.53       199.54
----------------------------------------------------------------------------------------------------------------

                                     11



                            CERTAIN TRANSACTIONS

                  Mr. Bealke, who is a director of the Company, also was Vice Chairman of Southwest Bank of St. Louis ("Southwest Bank"), which is a bank lender to the Company. Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company, served as a director of Southwest Bank from 1996 to March 2003. As of September 30, 2004, the Company's borrowings from Southwest Bank aggregated $7,119,000. In December 2004, the Company extended the expiration maturity the borrowings from January 1, 2005 to January 1, 2006. The Company also increased the amount under the revolving credit loan by $500,000 to $5,500,000. During the fiscal year ended September 30, 2004, the Company's interest payments to Southwest Bank aggregated $414,462. During the fiscal year ended September 30, 2004, the Company's aggregate payments under an operating lease with Southwest Bank, as lessor, were $419,167. As part of a refinancing in January 2004, the Company repaid loans and operating leases with Southwest Bank in the amount of $5,394,647.

                  In February 2003, the Company issued and sold to a group of 14 investors, including Messrs. Bealke, Dill, McDonnell and Rumy, subordinated convertible debentures in the aggregate principal amount of $8.1 million. During fiscal 2004, the Company paid interest under the convertible debentures of $70,000, $7,000, $87,500 and $87,500 to Messrs. Bealke, Dill, McDonnell and Rumy, respectively.

                  In January 2004, the Company issued and sold convertible debentures in the aggregate principal amount of $7,000,000 to institutional private equity and other investors (including $250,000 to each of Mr. Rumy and Mr. McDonnell who are members of the Company's Board of Directors, $3,000,000 to Omicron Master Trust and $2,000,000 to Midsummer Investment Ltd.). The convertible debentures have a stated maturity of 30 months and bear interest at 6% per annum and are convertible presently into 1,295,954 shares of Common Stock at a conversion price of $5.40 per share for each investor other than Messrs. Rumy and McDonnell and $5.42 per share for each of Messrs. Rumy and McDonnell. The Company also issued to the investors five-year warrants to purchase an aggregate of 323,994 shares (including 11,532 shares to each of Messrs. Rumy and McDonnell, 135,858 shares to Omicron Master Trust and 92,592 shares to Midsummer Investment Ltd.) of Common Stock at an exercise price of $5.40 per share for each investor other than Messrs. Rumy and McDonnell and $5.42 per share for each of Messrs. Rumy and McDonnell. During fiscal 2004, the Company paid interest under the convertible debentures of $10,625 to each of Messrs. Rumy and McDonnell, $127,500 to Omicron Master Trust and $85,000 to Midsummer Investment Ltd.

                  As part of the Company's January 2004 refinancing, the bank lender to the Company's Hungarian subsidiary amended certain financial covenants and extended the maturity date of its loan to December 31, 2004. In connection with such actions, the bank required that the Company make arrangements to settle intercompany accounts payable by Zoltek U.S. operations to its Hungarian subsidiary in the amount of approximately $2,800,000. The bank was unwilling to keep open its offer to restructure Zoltek Rt.'s loans until after the Company's January 2004 refinancing package was completed. Prior to the refinancing, the Company did not have cash on hand or available borrowings that would enable it to make the settlement of the intercompany accounts required by the Hungarian bank. In order to proceed expeditiously to resolve the Company's financing requirements, Zsolt Rumy, the Company's Chief Executive Officer and a director of the Company, loaned the Company $1,400,000 in cash and posted a $1.4 million letter of credit for the benefit of the Company in December 2003. This arrangement was approved by the Company's Board of Directors and Audit Committee. The loan by Mr. Rumy bore interest on the amount advanced and the notional amount of the letter of credit at a rate per annum equal to LIBOR plus 11% with a LIBOR floor of 2%, the same interest rate of the mortgage financing discussed below. As a result of the Company completing the refinancing transactions making available the cash to settle the intercompany accounts, the letter of credit was released. After converting

                                     12


$250,000 into convertible debt as part of the January 2004 financing, the remaining $1,150,000 loan was repaid during the third quarter of fiscal 2004. The Company paid Mr. Rumy $62,701 in interest related to this loan in fiscal 2004.

                  In March 2004, the Company issued and sold convertible debentures in the aggregate principal amount of $5,750,000 to Omicron Master Trust ($3,500,000), Midsummer Investment Ltd. ($1,500,000) and Mr. Dill ($750,000) who is member of the Company's Board of Directors. The convertible debentures have a stated maturity of 30 months and bear interest at 6% per annum and are convertible presently into 895,908 shares of Common Stock at a conversion price of $6.25 per share for each investor other than Mr. Dill and $7.82 per share for Mr. Dill. The Company also issued to the investors five-year warrants to purchase an aggregate of 223,977 shares of Common Stock (including 140,000 shares to Omicron Master Trust, 60,000 shares to Midsummer Investment Ltd. and 23,977 shares to Mr. Dill) at an exercise price of $7.50 per share for each investor other than Mr. Dill whose warrants have an exercise price of $7.82 per share. During fiscal 2004, the Company paid interest of $105,00, $45,000 and $22,500 to Omicron Master Trust, Midsummer Investment Ltd. and Mr. Dill, respectively.

                  The Company believes that all of the transactions with affiliates set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of management, based solely on its review of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended September 30, 2004.

                                     13


                           APPOINTMENT OF AUDITORS

                  PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 2004. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for fiscal 2005. The Company expects that the Company's auditors for fiscal 2005 will be appointed by the end of the second quarter of fiscal 2005.

                  The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2004 and 2003 and fees billed for other services during those periods by PricewaterhouseCoopers LLP.

                                                      2004         2003
                                                      ----         ----
           Audit fees(1)........................    $321,700     $307,000
           Audit related-fees...................          --           --
           Tax fees(2)..........................      30,750       25,215
           All other fees.......................          --           --
                                                    --------     --------
           Total................................    $352,450     $332,215
                                                    ========     ========

--------

(1) Audit fees consisted of audit work performed with respect to the Company's financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2) Tax fees consisted primarily of assistance with matters related to tax compliance and reporting.

                  Since the Audit Committee adopted the pre-approval policy described below, the Audit Committee pre-approved under that policy fees, which on a fiscal year basis, represented 100% of the "Audit fees" and 100% of the "Tax fees" in fiscal year 2004.

                  Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service. The Audit Committee periodically reviews reports summarizing the services, including fees, provided by the independent auditor; a listing of pre-approved services provided; and a current projection presented similar to that included in this proxy statement, of the estimated annual fees to be paid to the independent auditors.

                          PROPOSALS OF SHAREHOLDERS

                  Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2006 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Zsolt Rumy, Chairman of the Board, President, Chief Executive Officer and Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than September 27, 2005. The Company's By-Laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at such annual meeting. The By-Laws of the Company provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business

                                     14


on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                  Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and
(c) as to the shareholder giving the notice, (1) the name and address of such shareholder, as it appears ion the Company's books, and (2) the class and number of shares of the Company which are owned beneficially by such shareholder.

                                ANNUAL REPORT

                  The annual report of the Company for the fiscal year ended September 30, 2004 has simultaneously been mailed to the shareholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JILL A. SCHMIDT, ZOLTEK COMPANIES, INC., 3101 MCKELVEY ROAD, ST. LOUIS, MISSOURI 63044, TELEPHONE
NUMBER: (314) 291-5110.

                                OTHER MATTERS

                  The Company has adopted a Senior Executives Code of Ethics that applies to the Company's executive officers. The Senior Executives Code of Ethics may be obtained free of charge by sending a written request to Jill A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

                  The Board of Directors of the Company does not intend to present at the Annual Meeting any business other than that referred to in the accompanying Notice of Annual Meeting. As of the date hereof, the Board of Directors was not aware of any other matters which may properly be presented for action at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                 ZSOLT RUMY
                                 Chairman of the Board, President,
                                   Chief Executive Officer and Secretary

January 25, 2005

                                     15


                           ZOLTEK COMPANIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Zsolt Rumy and Kevin Schott, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the Sheraton Westport Chalet, Zurich Ballroom, 191 Westport Plaza, St. Louis, Missouri on Tuesday, February 22, 2005, at 10:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF TWO CLASS III DIRECTORS

   / / FOR all nominees listed below    / / WITHHOLD AUTHORITY
       (except as written to the            to vote for nominees as
       contrary below)                      listed below

                 CLASS III - ZSOLT RUMY and CHARLES A. DILL

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
           WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

------------------------------------------------------------------------------

2. IN THEIR DISCRETION, UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ALL ADJOURNMENTS THEREOF.

   / / FOR                    / / AGAINST                    / / ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ABOVE IN THE ELECTION OF DIRECTORS.

Dated this _____ day of ____________________________, 2005.

        PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


                                    ----------------------------------------


                                    ----------------------------------------
                                                    Signature

                                    Please date and sign in the exact
                                    name in which you own the Company's
                                    Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.



                                   APPENDIX


     Page 11 of this proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.